Exhibit 3.171.3

Form LLC-5.25	Illinois	This space for use by
February 2002	Limited Liability Company Act	Secretary of State
Articles of Amendment
[FILED]
Jesse White	Filing Fee (see instructions).
Secretary of State	SUBMIT IN DUPLICATE
Department of Business Services	Must be typewritten
Limited Liability Division	This space for use by Secretary of State
Room. 351 Howlett Building	Date Aug 14, 2003
Springfield, IL 62756	Assigned File # 00076562
http://www.ilsos.net	Filing Fee $100
Approved:

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)
1.	Limited Liability Company name Orange, LLC

2.	File number assigned by the Secretary of State: 00076562

3.	These Articles of Amendment are effective on ☑ the file date or a later date being ________________________, not to exceed 30 days after the file date.

4.	The Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.)
☐ a)	Admission of a new member (give name and address below)

☑ b)	Admission of a new manager (give name and address below)

☐ c)	Withdrawal of a member (give name below)

☑ d)	Withdrawal of a manager (give name below)

☐ e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☐ f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable)

☐ g)	Change in the limited liability company’s name (list below)

☐ h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☐ i)	Other (give information below)

Admission of new Manager:	Karen Ruth Bieber
c/o Angell Family Partners
5225 W. Old Orchard Rd.
Skokie, IL 60077
Withdrawal of Manager: Harvey Angell

LLC-5.25
5.	This amendment was adopted by the managers. S. 5-25(3)	☐ Yes	☑ No
a)	Not less than minimum number of managers so approved.	☐ Yes	☑ No

b)	Member action was not required.	☑ Yes	☐ No
6.	This amendment was adopted by the members. S. 5-25(4)	☐ Yes	☑ No
Not less than minimum number of members so approved.

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated: 9-15-03 , .. (Month & Day) (Year)

/s/ Zev Karkomi
(Signature)

Zev Karkomi, Manager (Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS: *	If the only change reported is a change in the registered agent and/or registered office, the filing fee is $25.

If other changes are reported, the filing fee is $100.